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                                                            Exhibit 99.(A)(1)(N)


                               2001 Stock Option
                               Exchange Program



                           Chordiant Software, Inc.
                                   May 2001
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Topics Covered

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1.   Purpose of Stock Option Exchange Program

2.   Stock Option Exchange Program Overview

      -  Basics of the Program

      -  Eligibility

      -  How the Exchange Program Works

          .  Example 1

          .  Example 2

      -  Vesting of New Options

          .  Example 3

      -  Sixth Month Rule and How It May Affect You

          .  Example 4

3.   How to Participate

4.   Things to Consider

5.   Special Considerations if You Are an Employee Based Outside the United
     States

6.   Key Dates

7.   Questions
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1.  Purpose of Stock Option Exchange Program
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     -    Many Chordiant Employees now have "underwater stock" options (i.e., they hold options that have higher exercise prices than our current stock price).

     - This program is designed to address the decline in value of employee stock options by providing eligible employees the opportunity to exchange existing stock options for replacement stock options, which may have a lower exercise price than the options that are cancelled depending on whether the price of our common stock on December 7, 2001 (the last trading day prior to the December 10, 2001 Option Cancellation Date) is less than the exercise price of the cancelled options.
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2. Option Exchange Program Overview
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 .        Basics of the Program:

          -    The program is voluntary.
                              ---------

          - The program applies to options granted to current employees, directors and consultants under the the Chordiant 1999 Equity Incentive Plan, the Chordiant 2000 Non-Employee Director's Stock Option Plan, the Chordiant 2000 Nonstatutory Equity Incentive Plan, the White Spider Software 2000 Stock Incentive Plan and the Prime Response 1998 Stock Option/Stock Issuance Plan.

          - Any current employee holding options granted under one of the plans mentioned above prior to May 4, 2001 is eligible to participate.

          - If you do participate, you select the options you want to cancel. If you have more than one option, then you may exchange one or more options. For any individual option you want to exchange, you must exchange the entire option (i.e. you cannot exchange only a portion of an option). We cancel the options you selected to exchange on June 6, 2001 (the Option Cancellation Date) and you receive New Options covering each of the cancelled options on December 10, 2001 (the New Option Grant Date).

                .    Application of six month rule:  If you do decide to
                     -----------------------------
                     participate, no option granted on or after December 6, 2000 may remain outstanding. Therefore, if you participate in the Option Exchange Program, you must exchange every option granted to you between December 6, 2000 and June 6, 2001. However, you are free to select as many or as few of the options granted to you prior to December 6, 2000 as you desire. In addition, if you do decide to participate, no option will be granted to you until after December 10, 2001 (the New Option Grant Date).

          - The exercise price of the New Options will be the closing price of our common stock as reported on Nasdaq on December 7, 2001, the last trading day prior to the December 10, 2001 New Option Grant Date.
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Overview (Cont'd)


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     -    Each New Option will have the same vesting schedule and vesting start date as each relevant cancelled option.

           . i.e., when your New Options are granted, they will be vested in the same number of shares (and will continue to vest on the same schedule) as the options that were cancelled.

     - Vested New Options will expire ten years from the grant date of the New Options.

     - To receive New Options, you must be continuously employed from June 6, 2001 (the Option Cancellation Date) through December 10, 2001 (the New Option Grant Date).

           .    If you leave Chordiant or one of our subsidiaries before June 6,
                                                                  ------
                2001 (the Option Cancellation Date), you cannot exchange your options.

           .    If you leave Chordiant or one of our subsidiaries after June 6,
                                                                  -----
                2001 (the Option Cancellation Date) but before December 10, 2001
                                                        ------
                (the New Option Grant Date), you won't receive any New Options and your cancelled options won't be reinstated.
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Overview (Cont'd)


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 .    How the Exchange Program Works

       - Employees must make an election to exchange options before 12:00 p.m. PDT on June 6, 2001. This is the Option Cancellation Date.

       - New Options will be granted on December 10, 2001. This is the New Option Grant Date.

       - The following examples illustrate how the program would operate in a couple of different fact situations:
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Overview (Cont'd)


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     -    Example 1
          ---------

           - Jason was hired on September 10, 2000. He has been granted one stock option.

           - His original option grant allows him to purchase 1,000 shares of Chordiant Common Stock at $25/share.

           - Assume a hypothetical stock price on the Option Cancellation Date of June 6, 2001 of $10/share. Assume further Jason elected to cancel his option and that this option is cancelled.

           - Assume also a hypothetical stock price of $15/share on December 7, 2001 (the last trading day prior to the New Option Grant Date of December 10, 2001).

           - In this scenario, if Jason remained continuously employed by Chordiant from the Option Cancellation Date through the New Option Grant Date, he would receive a New Option to purchase 1,000 shares of Chordiant Common Stock at $15/share on December 10, 2001.



   Sept. 10, 2000              June 6, 2001                  Dec 10, 2001
   (Option Granted)      (Option Cancellation Date)    (New Option Grant Date)
---------------------- ------------------------------ --------------------------
   Sept. 10, 2000          Sept. 10, 2000 option is      New Option for 1000
option at $25/share             underwater and            shares granted at
                                  cancelled                   $15/share
---------------------- ------------------------------ --------------------------
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Overview (Cont'd)


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           -    Example 2
                ---------

           - Mary was hired on November 10, 2000. She has been granted one stock option.

           - Her original option grant allows her to purchase 1000 shares at $12/share.

           - Assume a hypothetical stock price on the Option Cancellation Date of June 6, 2001of $10/share. Assume further Mary elected to cancel her option and that this option is cancelled.

           - Assume also a hypothetical stock price of $15/share on December 7, 2001 (the last trading day prior to the New Option Grant Date of December 10, 2001).

           - In this scenario, if Mary remained continuously employed by Chordiant from the Option Cancellation Date through the New Option Grant Date, she would receive on December 10, 2001 a New Option to purchase 1,000 shares of Chordiant Common Stock at $15/share-an exercise price that is higher than the exercise price of her original option that was cancelled.





      Nov. 10, 2001                June 6, 2001               Dec 10, 2001
(Original Option Granted)   (Option Cancellation Date)   (New Option Grant Date)
-------------------------- ---------------------------- ------------------------
      Nov 10, 2000            Nov 10, 2000 option is        New Option for 1000
   option at $12/share            underwater and               shares granted
                                    cancelled                   at $15/share
-------------------------- ---------------------------- ------------------------
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Overview (Cont'd)

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 .    Vesting - New Options

       -    New Options have the same vesting period as cancelled options

       -    Vesting from cancelled options is not lost

             . New Options are credited with vesting under cancelled options, as well as vesting for service between the June 6, 2001 Option Cancellation date and the December 10, 2001 New Option Grant Date.

             .    Example 3:
                  ---------

             - On December 11, 2001, if Jason and Mary are both still employed:

             -    Jason
                   . New Option - 1,000 shares granted at $15/share AND 15/48th thereof is vested (assuming original grant vested at 1/48 per month)

             -    Mary
                   . New Option -1,000 shares granted at $15/share AND 13/48th thereof is vested (assuming original grant vested at 1/48 per month)
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Overview (Cont'd)

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 .    Six-Month Rule:

          -    Look Back Six Months From June 6, 2001:

                . If you decide to participate, no option granted on or after December 6, 2000 may remain outstanding.

                . Therefore, if you participate in the Option Exchange Program, you must exchange every option granted to you between December 6, 2000 and June 6, 2001. However, you are free to exchange as few or as many of the options granted to you prior to December 6, 2000 as you desire (remember though you must exchange all shares subject to each particular option you elect to exchange).

          -    Look Forward Six Months and One Day from June 6, 2001:

                .    If you decide to participate, we cannot grant you any
                                                                       ---
                     options until at the earliest 6 months and one day from June 6, 2001, and we will not grant you any options until December 10, 2001.
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Overview (Cont'd)

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     -    Example 4 (example of the sixth month rule)

           .   Stella was granted two options:

                -    New Hire Option in 2/00 at $14/share

                -    Promotional Option in 2/01 at $5/share

           .   Stella elects to exchange her New Hire Option

           . Because Stella's Promotional Option was granted within 6 months of June 6, 2001, she must exchange the Promotional Option (if she chooses to participate).

                 Six-months back          Six-months forward

      Dec 6, 2000             June 6, 2001                  Dec 10, 2001

                         (Option Cancellation Date)            (New Option
                                                                Grant Date)

-------------------- -------------------------- --------------------------------
     Feb 2000           Feb 2001 Promotional     No options will be granted to
  New Hire Option     Option must be exchanged      any participant between
 elect to exchange      (if she chooses to         June 6, 2001 and December
                          participate)                     10, 2001.
-------------------- -------------------------- --------------------------------
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3.  How to Participate

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 .    Read the materials that were distributed by Chordiant on Friday, May 4,
      2001 and Monday, May 29, 2001.

 . Complete & submit the revised election form you received via email on May 29, 2001 before June 6, 2001 at 12:00 p.m. PDT.

       - Submit the revised election form even if you're not exchanging any options.

       - You may change your election as many times as you want up to the deadline.

       - Failure to submit the revised election form before the deadline results in no option exchange and has the same effect as affirmatively rejecting the offer.

       - You can't change your election after the June 6, 2001 deadline has passed. Any options you elected to cancel prior to the June 6, 2001 deadline will be canceled once the deadline has passed, unless you change your election prior to the deadline.
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4.  Things to Consider

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 .   The price of your New Option won't be known until Dec 7, 2001. The price of your New Options could be significantly higher than the options that are cancelled. Remember Mary!

 . Chordiant employees and management can't advise you on whether or not you should exchange your options.

      - Participation is solely up to you.
                         ------

 .   Check with your financial and tax advisors.

 .   Remember the Six Month Rule and how it can affect you.
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5.  Special Considerations for Non-US Employees
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 .    If you are not based in the U.S. and you decide to participate, your New
      Options, regardless of whether your cancelled options are incentive stock options or not, will be granted pursuant to the Chordiant 2000 Nonstatutory Equity Incentive Plan and will be nonqualified stock options.

 .    UK employees should be aware of the following:

       - If you are an employee who works in the UK and previously received an option under an "approved plan," please be aware Chordiant is currently seeking approval from the Inland Revenue for its 1999 Equity Incentive Plan and its 2000 Nonstatutory Equity Incentive Plan. While Chordiant expects to receive approval from the Inland Revenue for these plans and will use its best efforts to do so, it cannot be certain that such approval will be received before the December 10, 2001 New Option Grant Date. If these plans are not approved prior to the December 10, 2001 New Option Grant Date, your New Option will not receive favorable tax treatment under the laws of the UK.

       - If you exchange options and receive new options under a plan approved in the UK, you must (i) remain continuously employed by Chordiant or one of its subsidiaries for a period of three (3) years from the date your New Options are granted and (ii) not sell the shares subject to the New Options for a three (3) year period from the date your New Options are granted to receive favorable tax treatment under the laws of the UK.
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6.  Key Dates

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 .    June 6, 2001

       -    Before 12:00 p.m. PDT - deadline for submitting Option Exchange
            Election

       -    12:00 p.m. PDT is the Option Cancellation Date

 .    December 7, 2001

       - Exercise price of New Options equals closing price of Chordiant Common Stock on this date

 .    December 10, 2001

       -    Grant date for New Options
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7.  Questions

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 .    If you have questions that haven't been answered during this presentation, please refer to the Q&A pages in the Offer to Exchange and the Summary of Terms.

 . If you have further questions that cannot be answered by the materials provided, contact Tony Boccanfuso at (650) 517-6149 or via email at tony.boccanfuso@chordiant.com